1Q 2014 Earnings Press Release and Supplemental Information

ALEXANDRIA®

New York City

Cambridge

San Francisco

Collaborative Science and Technology Campuses in Urban Innovation Clusters

www.are.com

PROPRIETARY MATERIALS | © 2014 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Tuesday, May 6, 2014
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 857-6150 or (719) 325-4837
Confirmation Code: 1577029

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

STRATEGY
Stable, uniquely focused, & differentiated
AAA Locations in Urban Innovation Clusters
Class A Collaborative Campuses
TALENT
Highly experienced with unique expertise & fully integrated teams
Unparalleled Management Experience & Expertise
Fully Integrated Regional & Science Teams
CAPITAL
Solid & flexible capital structure that enables stable future growth
Consistent Operating Performance in Both Up & Down Cycles
Investment-Grade Balance Sheet to Support Future Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. | ALL RIGHTS RESERVED © 2014

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 4 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	i

Alexandria Real Estate Equities, Inc.
Reports

First Quarter Ended March 31, 2014
Financial and Operating Results

Core Operations Continue to Deliver Solid Results
FFO Per Share – Diluted for 1Q14 up 5.4% over 1Q13

EPS – Diluted of $0.46 for 1Q14
FFO Per Share – Diluted of $1.17 for 1Q14
Total Revenues of $176.2 Million for 1Q14
NOI of $123.7 Million for 1Q14

PASADENA, CA. – May 5, 2014 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the first quarter ended March 31, 2014.

“Our first quarter results in 2014 continued to highlight the momentum of our improving fundamentals, which is driving stable and solid growth. The sustained migration into Class A collaborative science and technology campuses in urban innovation clusters continues to drive demand for our properties. The solid operating performance we achieved in 2013 continued into the first quarter of 2014 and included (i) solid same property NOI increase of 4.3% on a cash basis, (ii) strong rental rate growth of 10.4% on a cash basis related to lease renewals and re-leasing of space, and (iii) continued significant growth in NOI from our recently delivered value-creation developments.

“Our leasing volume was considerable, particularly in light of the extremely low level of contractual lease expirations in 2014. Occupancy in 2014 continued to increase to record levels and we completed $142.7 million of acquisitions thus far in 2014. We repaid $210.8 million of secured notes payable in the first quarter of 2014. We also expect to opportunistically issue unsecured bonds in 2014.  Our Class A developments maintained their path towards stabilization with our 499 Illinois Street project in Mission Bay now 98% leased and our 430 East 29th Street project at our flagship Alexandria CenterTM for Life Science in Manhattan up to 69% leased or under negotiation. Our confidence in our ability to continue per-share earnings growth and increase shareholder net asset value in 2014 and beyond remains on track,” said Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc.

20th anniversary
Celebration of important milestone in Company’s history

•
Alexandria was founded in 1994 by Joel S. Marcus and Jerry Sudarsky, who envisioned a unique class of real estate and related services focused on the broad, diverse and rapidly expanding life science industry.

•	With a business plan and $19 million of seed capital, the Company acquired its first assets in 1994 and soon thereafter expanded into multiple cluster markets.

•	In 1997, the Company filed for an initial public offering (“IPO”) as the first Real Estate Investment Trust (“REIT”) uniquely focused on the life science industry.

•
Since that time, Mr. Marcus facilitated the Company’s growth into the largest and leading brand in every major urban collaborative science and technology cluster in the United States, including Greater Boston, the San Francisco Bay Area, Greater New York City, Seattle, San Diego, Maryland and Research Triangle Park.

•
Alexandria also initiated and led the development of the world’s newest science and technology clusters in Mission Bay, San Francisco, where Alexandria has developed over one million square feet of Class A space, and in New York City, where Alexandria has developed Manhattan’s first and only commercial Class A collaborative science and technology campus, the Alexandria CenterTM for Life Science.

•	Alexandria also founded the Alexandria SummitTM, an annual, invitation-only gathering of the world's foremost visionaries to advance critical issues in science and technology.

•	Since its founding, Alexandria has grown its total market capitalization to approximately $9 billion and generated a total return of 579% from its IPO through March 31, 2014.

Results

•
Net income attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted of $32.7 million, or $0.46 per share, for 1Q14 compared to $22.4 million, or $0.36 per share, for 1Q13

•	Funds from operations (“FFO”) attributable to Alexandria’s common stockholders – diluted, of $83.1 million for 1Q14 compared to $70.0 million for 1Q13

•	Up 5.4% to $1.17 per share for 1Q14 compared to $1.11 per share for 1Q13

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Core operating metrics

•	Total revenues of $176.2 million for 1Q14, up $26.1 million, or 17.4%, compared to $150.1 million for 1Q13

•	Net operating income (“NOI”) of $123.7 million for 1Q14, up $18.8 million, or 17.9%, compared to $104.9 million for 1Q13

•	Same property NOI growth for 1Q14 compared to 1Q13:

•	Up 3.8%

•	Up 4.3% (cash basis)

•	Leasing activity during 1Q14:

•	Executed 49 leases for 563,394 rentable square feet (“RSF”)

•	Rental rate increases on 1Q14 lease renewals and re-leasing of space:

•	Up 18.2%

•	Up 10.4% (cash basis)

•	Occupancy for properties in North America, as of 1Q14:

•	96.6% occupancy for operating properties, up 240 basis points (“bps”) from 1Q13

•	95.1% occupancy for operating and redevelopment properties, up 330 bps from 1Q13

•	Operating margins steady at 70% for 1Q14

•	52% of total annualized base rent (“ABR”) from investment-grade client tenants

External growth: value-creation projects and acquisitions

Value-creation projects

•	79% of our development and redevelopment projects aggregating 1,768,493 RSF in North America are leased or under lease negotiations

•	Commenced redevelopment of the following projects in 1Q14:

•	225 Second Avenue, a 112,500 RSF project in the Route 128 submarket of Greater Boston (acquired in 1Q14)

•	10121 Barnes Canyon Road, a 53,512 RSF project in the Sorrento Mesa submarket of San Diego (acquired in 3Q13)

Acquisitions

•	Completed three acquisitions in 1Q14:

•	Two acquisitions aggregating 159,122 RSF with occupancy of 100% in the San Diego market for $76.4 million, and

•	A redevelopment property aggregating 112,500 RSF (under lease negotiation for 100% of the space) in the Greater Boston market for $16.3 million

Balance sheet

•
Liquidity of $1.3 billion as of 1Q14, consisting of $994.0 million available under our unsecured senior line of credit, $244.4 million available under our construction loan commitments, and $75.0 million in cash and cash equivalents

•	Repaid a $208.7 million secured note payable related to Alexandria Technology Square®, with an effective interest rate of 5.59%.

•	Unencumbered NOI as a percentage of total NOI increased to 83% for 1Q14 from 69% for 4Q13

•	Entered into interest rate swap agreements with an aggregate notional amount of $200.0 million to provide a minimum notional balance of hedged variable-rate debt of $950.0 million in 2014

LEED certifications

•
As of 1Q14, our asset base had 25 LEED Certified projects, including two LEED Platinum projects, 16 LEED Gold projects, and seven LEED Silver projects. Upon completion of an additional 21 in-process certifications, 50% of the total RSF of our continuing operations asset base will be LEED Certified.

Subsequent events

Amended and extended employment agreement with Mr. Marcus

•
In April 2014, the Board of Directors amended and extended the term of the employment agreement with Joel S. Marcus through December 31, 2016, subject to an extension to December 31, 2018, in the form of an option, exercisable by either the Company or Mr. Marcus, for Mr. Marcus to serve as full-time Executive Chairman.

•
We believe changes in compensation arrangements appropriately address expressed concerns on the 2013 say-on-pay vote, and better align pay-for-performance, while at the same time continuing to retain Mr. Marcus’s highly valuable services.

Acquisition of 500 Townsend Street

•	In April 2014, we acquired a land parcel, supporting approximately 300,000 gross square feet, in the SoMa submarket of San Francisco for a purchase price of $50.0 million.

•	We are in the process of perfecting entitlements, marketing for lease, and plan to commence construction as soon as possible in 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Guidance

Based on our current view of existing market conditions and other assumptions, we have updated guidance for earnings per share – diluted and FFO per share – diluted, both amounts attributable to Alexandria’s common stockholders, and updated the sources and uses of capital for the year ended December 31, 2014.  The table below provides a reconciliation of FFO per share – diluted, a non-GAAP measure, from earnings per share – diluted, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2014. We expect that our principal liquidity needs for the year ended December 31, 2014, will be satisfied by multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations. The key assumptions behind the sources and uses of capital are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and lease renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2013.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

2014 Guidance
EPS and FFO Per Share	Low – High
Earnings per share attributable to Alexandria’s common stockholders – diluted	$1.75 – $1.85
Add back: depreciation and amortization	2.97
Other	(0.02)
FFO per share attributable to Alexandria’s common stockholders – diluted	$4.70 – $4.80

2014 Sources and Uses of Capital (Dollars in thousands)	Low	High
Sources of capital:
Unsecured senior notes payable	$500,000	$600,000
Secured loan additions (construction loans and assumed debt) (1)	100,000	223,000
Secured notes payable repayments (2)	(210,000)	(210,000)
Activity on our unsecured senior line of credit and senior unsecured term loan	50,000	(133,000)
Net sources of debt capital	440,000	480,000
Net cash provided by operating activities after dividends	100,000	120,000
Land sales/strategic joint venture capital	145,000	245,000
Total sources of capital	$685,000	$845,000

Uses of capital:
Construction	$585,000	$645,000
Acquisitions	100,000	200,000
Total uses of capital	$685,000	$845,000

2014 Key Assumptions (Dollars in thousands)	Low	High
Occupancy percentage for operating properties at December 31, 2014:
North America	96.5%	97.0%

Lease renewals and re-leasing of space:
Rental rate increases	10%	13%
Rental rate increases (cash basis)	3%	5%

Same property performance:
NOI increase	2%	4%
NOI increase (cash basis)	4%	6%

Straight-line rents	$42,000	$47,000
General and administrative expenses	$48,000	$52,000
Capitalization of interest	$37,000	$47,000
Interest expense	$76,000	$92,000

(1)	Includes two non-recourse secured notes payable aggregating $48.3 million assumed in connection with the acquisition of two operating assets in 1Q14.

(2)
Represents the principal amortization payments and balloon payments at maturity on all of our secured notes payable, including one secured note payable related to Alexandria Technology Square®, which was repaid on January 31, 2014. This amount is net of the $20.9 million that was funded by our 10% joint venture partner.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Earnings Call Information

We will host a conference call on Tuesday, May 6, 2014, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2014. To participate in this conference call, dial (877) 857-6150 or (719) 325-4837 and confirmation code 1577029 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, May 6, 2014. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 1577029.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2014, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2014q1.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered and self-managed REIT uniquely focused on Class A collaborative science and technology campuses in urban innovation clusters including Greater Boston, the San Francisco Bay Area, New York City, Seattle, San Diego, Maryland, and Research Triangle Park. Alexandria is the largest and leading owner, operator and developer in its niche with a total market capitalization of approximately $9 billion as of March 31, 2014, and an asset base of 31.2 million RSF, including 17.7 million RSF of operating and current value-creation projects, as well as an additional 13.5 million RSF in future ground-up development projects.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2014 earnings per share attributable to Alexandria’s common stockholders – diluted, 2014 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital for the year ended December 31, 2014. You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “anticipates,” or “projects,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of May 5, 2014, the date this document was first made available on our website, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Revenues:
Rental	$130,570	$125,693	$116,052	$114,493	$111,526
Tenant recoveries	41,682	39,970	38,691	35,869	35,565
Other income	3,934	3,160	3,572	3,568	2,992
Total revenues	176,186	168,823	158,315	153,930	150,083

Expenses:
Rental operations	52,507	49,892	47,684	46,277	45,186
General and administrative	13,224	12,751	11,666	12,455	11,648
Interest	19,123	17,783	16,171	15,978	18,020
Depreciation and amortization	50,421	48,084	48,866	46,344	45,829
Loss on early extinguishment of debt	—	—	1,432	560	—
Total expenses	135,275	128,510	125,819	121,614	120,683

Income from continuing operations	40,911	40,313	32,496	32,316	29,400

(Loss) income from discontinued operations	(162)	(143)	(43)	249	837

Gain on sale of land parcel	—	4,052	—	772	—
Net income	40,749	44,222	32,453	33,337	30,237
Net income attributable to noncontrolling interests	1,195	1,110	960	980	982
Dividends on preferred stock	6,471	6,471	6,472	6,471	6,471
Net income attributable to unvested restricted stock awards	374	394	442	403	342
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$32,709	$36,247	$24,579	$25,483	$22,442

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.46	$0.51	$0.35	$0.38	$0.35
Discontinued operations	—	—	—	—	0.01
Earnings per share – basic and diluted	$0.46	$0.51	$0.35	$0.38	$0.36

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders:
– Basic	71,073	71,000	70,900	66,973	63,161
– Diluted	71,073	71,000	70,900	66,973	63,161

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	5

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	3/31/14		12/31/13	9/30/13	6/30/13	3/31/13
Assets
Investments in real estate, net	$6,930,262		$6,776,914	$6,613,761	$6,453,379	$6,375,182
Cash and cash equivalents	74,970		57,696	53,839	302,205	87,001
Restricted cash	30,454		27,709	30,654	30,914	30,008
Tenant receivables	10,619		9,918	8,671	7,577	9,261
Deferred rent	202,087		190,425	182,909	177,507	170,100
Deferred leasing and financing costs, net	192,618		192,658	179,805	164,362	159,872
Investments	169,322	(1)	140,288	129,163	122,605	123,543
Other assets	145,707		134,156	159,567	120,740	135,952
Total assets	$7,756,039		$7,529,764	$7,358,369	$7,379,289	$7,090,919

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$597,511		$708,831	$708,653	$711,029	$730,714
Unsecured senior notes payable	1,048,270		1,048,230	1,048,190	1,048,395	549,816
Unsecured senior line of credit	506,000		204,000	14,000	—	554,000
Unsecured senior bank term loans	1,100,000		1,100,000	1,100,000	1,200,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	443,893		435,342	452,139	368,249	367,153
Dividends payable	55,860		54,420	54,413	52,141	43,955
Total liabilities	3,751,534		3,550,823	3,377,395	3,379,814	3,595,638

Commitments and contingencies

Redeemable noncontrolling interests	14,413		14,444	14,475	14,505	14,534

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	250,000		250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	712		712	711	710	633
Additional paid-in capital	3,560,453		3,572,281	3,578,343	3,596,477	3,075,860
Accumulated other comprehensive loss	(18,429)		(36,204)	(40,026)	(39,565)	(22,890)
Alexandria’s stockholders’ equity	3,922,736		3,916,789	3,919,028	3,937,622	3,433,603
Noncontrolling interests	67,356	(2)	47,708	47,471	47,348	47,144
Total equity	3,990,092		3,964,497	3,966,499	3,984,970	3,480,747
Total liabilities, noncontrolling interests, and equity	$7,756,039		$7,529,764	$7,358,369	$7,379,289	$7,090,919

(1)
Increase in our investments in 1Q14 was primarily related to an increase in unrealized gains of approximately $18.8 million related to our investments in publicly traded life science companies. These unrealized gains are a component of our comprehensive income, within our stockholders’ equity, and have not been recognized in the income statement for 1Q14.

(2)
Increase in our noncontrolling interests in 1Q14 due to a contribution from our 10% joint venture partner at Alexandria Technology Square® received in connection with the repayment of a $208.7 million secured note during the period.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted.

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Net income attributable to Alexandria’s common stockholders	$32,709	$36,247	$24,579	$25,483	$22,442
Depreciation and amortization	50,421	48,101	49,102	46,580	46,995
(Gain) loss on sale of real estate	—	—	—	(219)	340
Gain on sale of land parcel	—	(4,052)	—	(772)	—
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,569	1,504	1,402	1,383	1,324
FFO	(1,629)	(1,582)	(1,494)	(1,437)	(1,064)
FFO attributable to Alexandria’s common stockholders – basic	83,070	80,218	73,589	71,018	70,037
Assumed conversion of unsecured senior convertible notes	—	—	5	5	5
FFO attributable to Alexandria’s common stockholders – diluted	83,070	80,218	73,594	71,023	70,042
Impairment of investments	—	853	—	—	—
Acquisition-related expenses	—	1,446	—	—	—
Loss on early extinguishment of debt	—	—	1,432	560	—
Allocation to unvested restricted stock awards	—	(12)	(11)	(12)	—
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	83,070	82,505	75,015	71,571	70,042
Non-revenue-enhancing capital expenditures:
Building improvements	(1,780)	(1,047)	(1,481)	(337)	(596)
Tenant improvements and leasing commissions	(4,053)	(8,291)	(3,739)	(2,990)	(882)
Straight-line rent revenue	(11,882)	(7,928)	(5,570)	(8,239)	(6,198)
Straight-line rent expense on ground leases	711	445	374	539	538
Capitalized income from development projects	—	72	40	9	22
Amortization of acquired above and below market leases	(816)	(826)	(830)	(830)	(830)
Amortization of loan fees	2,561	2,636	2,487	2,427	2,386
Amortization of debt premiums/discounts	205	146	153	115	115
Stock compensation	3,228	4,011	3,729	4,463	3,349
Allocation to unvested restricted stock awards	94	94	28	50	19
AFFO attributable to Alexandria’s common stockholders – diluted	$71,338	$71,817	$70,206	$66,778	$67,965

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(Unaudited)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information.

	Three Months Ended
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Net income per share attributable to Alexandria’s common stockholders – basic and diluted	$0.46	$0.51	$0.35	$0.38	$0.36
Depreciation and amortization	0.71	0.68	0.69	0.69	0.74
Loss on sale of real estate	—	—	—	—	0.01
Gain on sale of land parcel	—	(0.06)	—	(0.01)	—
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	1.17	1.13	1.04	1.06	1.11
Impairment of investments	—	0.01	—	—	—
Acquisition-related expenses	—	0.02	—	—	—
Loss on early extinguishment of debt	—	—	0.02	0.01	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.17	1.16	1.06	1.07	1.11
Non-revenue-enhancing capital expenditures:
Building improvements	(0.03)	(0.01)	(0.02)	(0.01)	(0.01)
Tenant improvements and leasing commissions	(0.06)	(0.12)	(0.05)	(0.04)	(0.01)
Straight-line rent revenue	(0.17)	(0.11)	(0.08)	(0.12)	(0.10)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Amortization of loan fees	0.04	0.03	0.03	0.03	0.04
Stock compensation	0.05	0.06	0.05	0.07	0.05
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.00	$1.01	$0.99	$1.00	$1.08

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	8

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), with a total market capitalization of approximately $9 billion as of March 31, 2014, and an asset base of 31.2 million RSF, including 17.7 million RSF of operating and current value-creation projects, as well as an additional 13.5 million RSF in future ground-up development projects, is the largest and leading REIT uniquely focused on Class A collaborative science and technology campuses in urban innovation clusters. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations including Greater Boston, the San Francisco Bay Area, New York City, Seattle, San Diego, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base. As the Landlord of Choice to the Life Science Industry®, approximately 52% of Alexandria’s total ABR results from investment-grade client tenants (an industry-leading percentage). Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban collaborative science and technology campuses that provide its client tenants with a highly collaborative, 24/7, live/work/play environment, as well as the critical ability to successfully recruit and retain best-in-class talent. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on Class A collaborative science and technology campuses in urban innovation clusters adjacent to or in close proximity to leading science and technology institutions that drive innovation and growth within each cluster;

•	Utilizing our deep real estate relationships and world-class platform and network in order to develop, acquire, and lease real estate focused on science and technology tenants;

•	Drawing upon our broad and meaningful science relationships to attract new and leading client tenants; and

•	Solid and flexible capital structure to enable stable growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with solid and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies. As of March 31, 2014, our client tenant base included the following:

•	Investment-grade client tenants represent 52% of total ABR

•	Investment-grade client tenants represent 81% of our top 20 client tenants by ABR

•	Our ABR consisted of the following client tenant mix:

•	25.0% from multinational pharmaceutical companies

•	22.0% from life science product, service, and device companies

•	19.7% from institutions (academic/medical, non-profit, U.S. government)

•	19.2% from public biotechnology companies

•	10.5% from private biotechnology companies

•	3.6% from traditional office, tech office, and digital health companies

Executive/senior management

In the REIT industry, Alexandria’s executive and senior management team has unique experience and expertise in creating urban collaborative science and technology campuses in urban innovation clusters. From the development of high-quality, sustainable real estate; to the ongoing cultivation of collaborative ecosystems with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s senior management team averages over 23 years of experience, including over 11 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban clusters of innovation. We believe that our unparalleled expertise, experience, reputation, and key relationships with the science and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Joel S. Marcus	Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer
Peter M. Moglia	Chief Investment Officer
Stephen A. Richardson	Chief Operating Officer & Regional Market Director – San Francisco Bay Area
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary
Thomas J. Andrews	EVP – Regional Market Director – Greater Boston
Daniel J. Ryan	EVP – Regional Market Director – San Diego & Strategic Operations
Marc E. Binda	SVP – Finance
Andres R. Gavinet	Chief Accounting Officer
John J. Cox	SVP – Regional Market Director – Seattle
John H. Cunningham	SVP – Regional Market Director – New York City & Strategic Operations
Larry J. Diamond	SVP – Regional Market Director – Maryland
Vincent R. Ciruzzi	SVP – Construction & Development
Amanda L. Cashin, PhD	SVP – Life Science
Timothy M. White	SVP – Asset Services

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)	1Q14	4Q13	3Q13	2Q13	1Q13
Closing stock price	$72.56	$63.62	$63.85	$65.72	$70.98
Dividend per share – quarter/annualized	$0.70/2.80	$0.68/2.72	$0.68/2.72	$0.65/2.60	$0.60/2.40
Dividend payout ratio for the quarter	60%	59%	65%	65%	55%
Dividend yield – annualized	3.9%	4.3%	4.3%	4.0%	3.4%
Common shares outstanding (in thousands)	71,246	71,172	71,081	70,997	63,317
Market value of outstanding common shares (in thousands)	$5,169,623	$4,527,975	$4,538,517	$4,665,948	$4,494,262
Total market capitalization (in thousands)	$8,799,376	$7,949,276	$7,780,208	$8,005,581	$8,066,072

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch		Evercore Partners		RBC Capital Markets
Jamie Feldman	(646) 855-5808	Sheila McGrath	(212) 497-0882	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Nathan Crossett	(212) 497-0870	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross Smotrich	(212) 526-2306	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Michael Lewis	(212) 526-3098	Kevin Tyler	(949) 640-8780	Mathew Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Emmanuel Korchman	(212) 816-1382	Steve Sakwa	(212) 446-9462
Archena Alagappan	(212) 816-6872	Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	Peter Martin	(415) 835-8904	Ross Nussbaum	(212) 713-2484
Tom Catherwood	(646) 562-1382	Aaron Hecht	(415) 835-3963	Gabriel Hilmoe	(212) 713-3876
		Arthur Kwok	(415) 835-8908	Frank Lee	(212) 713-2384

J.P. Morgan Securities LLC
		Anthony Paolone	(212) 622-6682

Rating agencies

Moody’s Investors Service		Rating	Standard & Poor’s		Rating
Philip Kibel	(212) 553-4569	Baa2	George Skoufis	(212) 438-2608	BBB-
Merrie Frankel	(212) 553-3652	Stable Outlook	Jaime Gitler	(212) 438-5049	Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	3/31/14	12/31/13	9/30/13	6/30/13	3/31/13
Operating data
Total revenues	$176,186	$168,823	$158,315	$153,930	$150,083
Operating margins	70%	70%	70%	70%	70%
Adjusted EBITDA – quarter annualized	$454,084	$449,456	$411,548	$399,708	$395,764
Adjusted EBITDA – trailing 12 months	$428,699	$414,119	$403,974	$396,739	$397,606
Adjusted EBITDA margins – quarter annualized	65%	67%	65%	65%	64%
General and administrative expense as a percentage of total assets – quarter annualized	0.7%	0.7%	0.6%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – quarter annualized	7.5%	7.6%	7.4%	8.1%	7.8%
Capitalized interest	$12,013	$14,116	$16,788	$15,690	$14,021
Weighted average interest rate used for capitalization during period	3.88%	4.09%	4.33%	4.13%	3.97%

Net income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders	$32,709	$36,247	$24,579	$25,483	$22,442
FFO attributable to Alexandria’s common stockholders – diluted	$83,070	$80,218	$73,594	$71,023	$70,042
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$83,070	$82,505	$75,015	$71,571	$70,042
AFFO attributable to Alexandria’s common stockholders – diluted	$71,338	$71,817	$70,206	$66,778	$67,965

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.46	$0.51	$0.35	$0.38	$0.36
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.17	$1.13	$1.04	$1.06	$1.11
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.17	$1.16	$1.06	$1.07	$1.11
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.00	$1.01	$0.99	$1.00	$1.08

Leasing activity and same property performance
Leasing activity – rentable square feet	563,394	1,344,687	829,533	767,935	702,901
Leasing activity – change in average new rental rates over expiring rates:
– Rental rate increases	18.2%	18.2%	16.5%	12.7%	12.7%
– Rental rate increases (cash)	10.4%	2.6%	4.1%	6.7%	5.9%
Same property – performance over comparable quarter from prior year:
– Same property NOI	3.8%	1.4%	1.9%	3.2%	0.4%
– Same property NOI (cash basis)	4.3%	4.6%	4.7%	7.2%	8.8%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Financial and Asset Base Highlights (continued)
(Dollars in thousands)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	3/31/14		12/31/13	9/30/13	6/30/13	3/31/13
Asset base statistics – at end of period
Number of properties	185		180	176	173	174
Rentable square feet (operating and current value-creation projects)	17,715,931		17,461,030	17,260,189	17,062,338	17,102,509
Total square footage (including near-term and future developable square feet)	31,239,652		30,934,751	30,883,069	30,906,798	31,075,964
ABR per leased RSF	36.18		35.90	35.20	34.98	34.92
Occupancy of operating properties – North America	96.6%		95.9%	95.0%	94.6%	94.2%
Occupancy of operating and redevelopment properties – North America	95.1%		95.5%	94.5%	92.9%	91.8%
Occupancy of operating properties	94.9%		94.4%	93.5%	93.3%	93.0%
Occupancy of operating and redevelopment properties	93.5%		93.8%	92.8%	91.2%	90.1%

Selected balance sheet information – at end of period
Gross investments in real estate	$7,923,080		$7,729,020	$7,529,255	$7,331,578	$7,225,073
Total assets	$7,756,039		$7,529,764	$7,358,369	$7,379,289	$7,090,919
Gross assets	$8,643,433		$8,396,465	$8,189,370	$7,924,369	$7,823,801
Total unsecured debt	$2,654,270		$2,352,230	$2,162,190	$2,248,395	$2,453,816
Total debt	$3,251,781		$3,061,061	$2,870,843	$2,959,424	$3,184,530
Net debt	$3,146,357		$2,975,656	$2,786,350	$2,626,305	$3,067,521
Total liabilities	$3,751,534		$3,550,823	$3,377,395	$3,379,814	$3,595,638
Common shares outstanding (in thousands)	71,246		71,172	71,081	70,997	63,317
Total market capitalization	$8,799,376		$7,949,276	$7,780,208	$8,005,581	$8,066,072

Key credit metrics
Unencumbered NOI as a percentage of total NOI	83%	(1)	69%	69%	70%	68%
Net debt to Adjusted EBITDA – quarter annualized	6.9x		6.6x	6.8x	6.6x	7.8x
Net debt to Adjusted EBITDA – trailing 12 months	7.3x		7.2x	6.9x	6.6x	7.7x
Fixed charge coverage ratio – quarter annualized	3.3x		3.2x	2.8x	2.8x	2.7x
Fixed charge coverage ratio – trailing 12 months	3.0x		2.9x	2.8x	2.7x	2.7x
Dividend payout ratio (common stock)	60%		59%	65%	65%	55%
Non-income-producing assets as a percentage of gross assets	17%		17%	20%	22%	22%

(1) Increase in unencumbered NOI as a percentage of total NOI in 1Q14 due to repayment of $208.7 million secured note payable related to Alexandria Technology Square® with an effective interest rate of 5.59%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Operating Metrics
(Unaudited)

Occupancy of Operating Properties North America		Same Property NOI Growth	NOI (In millions)

(0.5%)
1.8%
3.8%
3.5%
5.4%
4.3%
2012
2013
1Q14 (1)
2012
2013
1Q14 (1)

Drivers of Cash NOI Growth (3)		Rental Rate Growth: Renewed/Re-leased Space	Operating Margin

5.2%
16.2%
18.2%
(2.0%)
4.0%
10.4%
2012
2013
1Q14 (1)
2012
2013
1Q14 (1)

Percentage of leases containing annual rent escalations	95%
Percentage of triple net leases	94%
Percentage of leases providing for the recapture of capital expenditures	92%

(1)	Represents the three months ended March 31, 2014.

(2)	Represents the three months ended March 31, 2014, annualized.

(3)	As of March 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	Three Months Ended March 31, 2014	Same Property Statistical Data	Three Months Ended March 31, 2014
Percentage change over comparable period from prior year:		Number of same properties	149
NOI	3.8%	Rentable square feet	13,442,861
NOI (cash basis)	4.3%	Occupancy – current period	96.5%
Operating margin	69%	Occupancy – same period prior year	92.7%

	Three Months Ended March 31,
	2014	2013	$ Change	% Change
Revenues:
Rental – same properties	$109,034	$105,667	$3,367	3.2%
Rental – non-same properties	21,536	5,859	15,677	267.6
Total rental	130,570	111,526	19,044	17.1

Tenant recoveries – same properties	36,944	34,013	2,931	8.6
Tenant recoveries – non-same properties	4,738	1,552	3,186	205.3
Total tenant recoveries	41,682	35,565	6,117	17.2

Other income – same properties	34	26	8	30.8
Other income – non-same properties	3,900	2,966	934	31.5
Total other income	3,934	2,992	942	31.5

Total revenues – same properties	146,012	139,706	6,306	4.5
Total revenues – non-same properties	30,174	10,377	19,797	190.8
Total revenues	176,186	150,083	26,103	17.4

Expenses:
Rental operations – same properties	45,673	43,054	2,619	6.1
Rental operations – non-same properties	6,834	2,132	4,702	220.5
Total rental operations	52,507	45,186	7,321	16.2

Net operating income:
NOI – same properties	100,339	96,652	3,687	3.8
NOI – non-same properties	23,340	8,245	15,095	183.1
Total NOI (1)	$123,679	$104,897	$18,782	17.9%

NOI – same properties	$100,339	$96,652	$3,687	3.8%
Less: straight-line rent adjustments	(4,951)	(5,237)	286	(5.5)
NOI (cash basis) – same properties	$95,388	$91,415	$3,973	4.3%

(1)	For a reconciliation of total NOI to the most directly comparable GAAP financial measure, see NOI in the Definitions and Other Information section on page 50.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Leasing Activity
(Unaudited)

	Three Months Ended 3/31/14			Year Ended 12/31/13
	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	18.2%		10.4%	16.2%	4.0%
New rates	$41.25		$40.78	$32.00	$31.04
Expiring rates	$34.91		$36.93	$27.53	$29.84
Rentable square footage	448,301			1,838,397
Number of leases	35			120
TIs/lease commissions per square foot	$9.04			$8.65
Average lease terms	3.7 years			5.2 years

Developed/redeveloped/previously vacant space leased
New rates	$32.35		$31.52	$44.63	$41.86
Rentable square footage	115,093			1,806,659
Number of leases	14			92
TIs/lease commissions per square foot	$8.92			$19.16
Average lease terms	5.5 years			10.0 years

Leasing activity summary (totals):
New rates	$39.43		$38.89	$38.26	$36.40
Rentable square footage	563,394	(2)		3,645,056
Number of leases	49			212
TIs/lease commissions per square foot	$9.02			$13.86
Average lease terms	4.0 years			7.6 years

Lease expirations
Expiring rates	$32.69		$34.32	$27.74	$30.15
Rentable square footage	560,399			2,144,447
Number of leases	54			160

(1)	Excludes 11 month-to-month leases for 18,038 RSF at March 31, 2014, and December 31, 2013.

(2)	During the three months ended March 31, 2014, we granted tenant concessions/free rent averaging approximately 2.6 months with respect to the 563,394 RSF leased.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2014	68	(1)	533,586	(1)	3.6%	$29.02
2015	84		1,358,913		9.0%	$29.82
2016	79		1,299,289		8.6%	$33.56
2017	81		1,669,290		11.1%	$28.84
2018	51		1,501,871		10.0%	$40.14
2019	42		1,161,558		7.7%	$34.11
2020	25		988,837		6.6%	$37.40
2021	29		1,081,038		7.2%	$39.14
2022	17		633,004		4.2%	$29.38
2023	19		1,031,167		6.9%	$34.94
Thereafter	29		2,774,603		18.5%	$42.30

	2014 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total
Market
Greater Boston	22,052	50,626	—	34,462		107,140	$38.18	—	23,599	—		418,237	441,836	$38.58
San Francisco Bay Area	20,697	28,802	—	83,659		133,158	29.02	71,746	—	—		171,368	243,114	32.69
San Diego	11,657	—	—	48,098		59,755	10.50	2,898	7,876	48,880	(2)	138,329	197,983	21.75
Greater New York City	—	63,785	—	21,712		85,497	36.60	—	—	—		9,131	9,131	N/A
Maryland	—	2,543	—	65,062	(3)	67,605	25.79	—	46,136	—		162,818	208,954	20.94
Seattle	12,543	2,468	—	5,070		20,081	46.37	—	—	—		41,407	41,407	27.91
Research Triangle Park	—	8,230	—	14,805		23,035	23.34	—	31,776	—		180,629	212,405	19.97
Non-cluster markets	—	3,213	—	12,604		15,817	19.99	—	—	—		3,508	3,508	18.27
Asia	—	14,445	—	7,053		21,498	11.38	—	—	—		575	575	16.46
Total	66,949	174,112	—	292,525		533,586	$29.02	74,644	109,387	48,880		1,126,002	1,358,913	$29.82
Percentage of expiring leases	12%	33%	—%	55%		100%		5%	8%	4%		83%	100%

(1)	Excludes 11 month-to-month leases for 18,038 RSF.

(2)
Represents the square footage at 10151 Barnes Canyon Road, which was acquired in 3Q13. This property will undergo conversion into laboratory/office space through redevelopment in 4Q15 upon expiration of the lease that was in-place since the acquisition of the property.

(3)
Includes a 54,906 RSF lease expiration in 4Q14 at our 5 Research Court project in Rockville.  Subject to local market conditions, this property may undergo conversion from non-laboratory into laboratory/office through redevelopment upon rollover.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)	Aggregate RSF	Percentage of Aggregate Total RSF	ABR	Percentage of Aggregate ABR
							Investment-Grade Ratings
	Client Tenant						Fitch	Moody’s	S&P
1	Novartis AG	3.3	696,678	3.9%	$33,646	6.6%	AA	Aa3	AA-
2	New York University	16.6	205,609	1.2	19,593	3.9	—	Aa3	AA-
3	Illumina, Inc.	17.6	497,078	2.8	19,531	3.8	—	—	—
4	Roche	5.8	409,734	2.3	18,671	3.7	AA	A1	AA
5	United States Government	9.3	399,633	2.3	17,887	3.5	AAA	Aaa	AA+
6	Eli Lilly and Company	9.6	257,119	1.5	14,563	2.9	A	A2	AA-
7	FibroGen, Inc.	9.6	234,249	1.3	14,197	2.8	—	—	—
8	Biogen Idec Inc.	14.2	313,872	1.8	13,707	2.7	—	Baa1	A-
9	Bristol-Myers Squibb Company	4.8	251,316	1.4	10,087	2.0	A-	A2	A+
10	The Scripps Research Institute	2.5	218,031	1.2	9,965	2.0	AA-	Aa3	—
11	GlaxoSmithKline plc	5.3	208,394	1.2	9,899	1.9	A+	A1	A+
12	Amgen Inc.	9.0	294,373	1.7	9,597	1.9	BBB	Baa1	A
13	Celgene Corporation	7.3	250,586	1.4	9,361	1.8	—	Baa2	BBB+
14	Massachusetts Institute of Technology	3.6	196,304	1.1	9,152	1.8	—	Aaa	AAA
15	The Regents of the University of California	7.4	188,654	1.1	7,787	1.5	AA	Aa2	AA
16	Alnylam Pharmaceuticals, Inc.	7.5	129,424	0.7	7,036	1.4	—	—	—
17	AstraZeneca PLC	2.8	218,308	1.2	6,835	1.3	AA-	A2	AA-
18	Pfizer Inc.	4.8	128,348	0.7	6,126	1.2	A+	A1	AA
19	Gilead Sciences, Inc.	6.3	109,969	0.6	5,824	1.1	—	Baa1	A-
20	Theravance, Inc. (2)	6.2	150,256	0.8	5,494	1.1	—	—	—
	Total/weighted average	8.3	5,357,935	30.2%	$248,958	48.9%

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of March 31, 2014.

(2)	As of February 14, 2014, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Client Tenant Mix
(Unaudited)

Percentage of Investment-Grade Client Tenants as of 1Q14

ALEXANDRIA’S TOTAL ABR:	52%
TOP 20 CLIENT TENANTS:	81%

		(By ABR)

Multinational Pharmaceutical	Institutions (Academic/Medical, Non-Profit, U.S. Government)	Life Science Product, Service, and Device	Biotechnology: Public & Private
• Astellas Pharma Inc.
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Merck & Co., Inc.
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• UCB S.A.

• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Monsanto Company
• Quest Diagnostics Incorporated
• Thermo Fisher Scientific Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• Fate Therapeutics, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Infinity Pharmaceuticals, Inc.
• Kadmon Corporation, LLC
• Medivation, Inc.
• Nektar Therapeutics
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Theravance, Inc.
• Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,547,714	801,806	112,500	4,462,020	25%	39	$148,402	29%
San Francisco Bay Area	2,540,975	326,824	—	2,867,799	16	26	102,682	20
San Diego	2,820,044	—	108,725	2,928,769	17	40	93,700	19
Greater New York City	683,667	229,627	—	913,294	5	6	47,733	9
Maryland	2,155,346	—	—	2,155,346	12	29	48,964	10
Seattle	746,260	—	—	746,260	5	10	30,002	6
Research Triangle Park	1,025,786	—	—	1,025,786	6	15	21,581	4
Canada	1,103,507	—	—	1,103,507	6	5	8,904	2
Non-cluster markets	60,178	—	—	60,178	—	2	874	—
North America	14,683,477	1,358,257	221,225	16,262,959	92	172	502,842	99
Asia	903,230	465,456	—	1,368,686	8	9	5,508	1
Continuing operations	15,586,707	1,823,713	221,225	17,631,645	100	181	$508,350	100%
Properties “held for sale”	84,286	—	—	84,286	—	4
Total	15,670,993	1,823,713	221,225	17,715,931	100%	185

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	3/31/14	12/31/13	3/31/13	3/31/14		12/31/13	3/31/13
Greater Boston	97.5%	96.8%	95.8%	94.5%	(1)	96.8%	93.5%
San Francisco Bay Area	99.9	97.7	95.8	99.9		97.7	93.8
San Diego	96.6	96.5	93.4	93.0		94.5	91.0
Greater New York City	98.3	98.3	98.4	98.3		98.3	98.4
Maryland	92.2	92.0	90.8	92.2		92.0	88.0
Seattle	92.9	90.7	96.7	92.9		90.7	88.2
Research Triangle Park	97.1	96.6	93.6	97.1		96.6	93.6
Canada	96.8	96.8	94.7	96.8		96.8	94.7
Non-cluster markets	91.7	91.7	54.0	91.7		91.7	54.0
North America	96.6	95.9	94.2	95.1		95.5	91.8
Asia	68.0	71.2	67.1	68.0		67.7	57.7
Continuing operations	94.9%	94.4%	93.0%	93.5%		93.8%	90.1%

(1)	Decrease due to the acquisition of 225 Second Avenue, a vacant 112,500 RSF redevelopment project in March 2014. Excluding this acquisition our occupancy at March 31, 2014, was 97.5%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	RSF					ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center™ at Kendall Square	973,464	388,270	—	1,361,734	6	$42,450	96.0%	96.0%
75/125 and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	67,135	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,115	100.0	100.0
780/790 Memorial Drive	99,350	—	—	99,350	2	6,824	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,700	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Longwood Medical Area
360 Longwood Avenue (Unconsolidated JV)	—	413,536	—	413,536	1	—	N/A	N/A
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	7,985	87.3	87.3
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	2,303	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	801	100.0	100.0
225 Second Avenue (1)	—	—	112,500	112,500	1	—	N/A	—
Rte 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street & 350 Plantation Street	90,690	—	—	90,690	2	1,221	92.5	92.5
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Greater Boston	3,547,714	801,806	112,500	4,462,020	39	$148,402	97.5%	94.5%

	(1) Redevelopment property acquired in March 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	RSF					ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco Bay Area
Mission Bay
409/499 Illinois Street	234,249	219,574	—	453,823	2	$14,197	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,598	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,106	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,477	100.0	100.0
South San Francisco
Alexandria Technology Center – Gateway	448,175	—	—	448,175	6	16,672	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	300,119	107,250	—	407,369	3	11,482	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,538	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,235	100.0	100.0
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,255	100.0	100.0
Peninsula
849/863 Mitten Road & 866 Malcolm Road	103,611	—	—	103,611	1	2,313	97.9	97.9
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	3,877	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
75/125 Shoreway Road	82,815	—	—	82,815	1	2,068	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,520	100.0	100.0
San Francisco Bay Area	2,540,975	326,824	—	2,867,799	26	$102,682	99.9%	99.9%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	RSF					ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$7,989	96.2%	96.2%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	215,931	—	—	215,931	3	7,928	98.1	98.1
10931, 10933, and 10975 North Torrey Pines Road and 3010 Science Park Road
ARE Spectrum	158,645	—	—	158,645	2	7,132	100.0	100.0
3115 and 3215 Merryfield Row
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,765	100.0	100.0
University Town Center
5200 Illumina Way	497,078	—	—	497,078	1	19,531	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	15,783	96.1	96.1
ARE Esplanade	180,208	—	—	180,208	3	6,737	93.1	93.1
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	138,578	—	—	138,578	3	3,628	95.3	95.3
9363, 9373, and 9393 Towne Centre Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
Sorrento Mesa
5810/5820/6138/6150 Nancy Ridge Drive	143,996	—	—	143,996	2	2,818	73.6	73.6
ARE Portola	105,812	—	—	105,812	3	1,497	92.8	92.8
6175, 6255, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (1)	48,880	—	53,512	102,392	2	476	100.0	47.7
7330 Carroll Road	66,244	—	—	66,244	1	2,440	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	66,442	—	55,213	121,655	6	1,622	100.0	54.6
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	2,820,044	—	108,725	2,928,769	40	$93,700	96.6%	93.0%

(1) We recently acquired these properties and are actively redeveloping 53,512 RSF at 10121 Barnes Canyon Road. We expect to redevelop 48,880 RSF at 10151 Barnes Canyon Road once the existing lease expires in 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	RSF					ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater New York City
Manhattan
Alexandria Center™ for Life Science	498,152	229,627	—	727,779	2	$41,166	99.1%	99.1%
430 and 450 East 29th Street
Bergen County
100 Phillips Parkway	78,501	—	—	78,501	1	2,213	90.8	90.8
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,345	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
5100 Campus Drive	21,859	—	—	21,859	1	274	100.0	100.0
Greater New York City	683,667	229,627	—	913,294	6	$47,733	98.3%	98.3%

Maryland
Rockville
9800 Medical Center Drive	281,586	—	—	281,586	4	$12,422	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,125	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,524	90.5	90.5
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,944	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,102	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,373	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	1,598	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Gaithersburg
Alexandria Technology Center – Gaithersburg I	377,401	—	—	377,401	4	6,689	82.3	82.3
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center – Gaithersburg II	237,137	—	—	237,137	5	5,103	93.0	93.0
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,104	92.1	92.1
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	496	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	1,592	62.9	62.9
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,155,346	—	—	2,155,346	29	$48,964	92.2%	92.2%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

					Number of Properties		Occupancy Percentage
	RSF					ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue	168,708	—	—	168,708	1	6,277	81.8	81.8
1551 Eastlake Avenue	117,482	—	—	117,482	1	2,917	80.7	80.7
199 East Blaine Street	115,084	—	—	115,084	1	6,163	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,490	100.0	100.0
1600 Fairview Avenue	27,991	—	—	27,991	1	1,523	100.0	100.0
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,045	100.0	100.0
Seattle	746,260	—	—	746,260	10	$30,002	92.9%	92.9%

Research Triangle Park
Research Triangle Park
Alexandria Technology Center – Alston	186,870	—	—	186,870	3	$2,918	94.6%	94.6%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,955	100.0	100.0
Alexandria Innovation Center – Research Triangle Park	135,677	—	—	135,677	3	2,830	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,157	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,686	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,308	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	530	100.0	100.0
Palm Beach
555 Heritage Drive	45,023	—	—	45,023	1	667	55.5	55.5
Research Triangle Park	1,025,786	—	—	1,025,786	15	$21,581	97.1%	97.1%

Canada (1)	1,103,507	—	—	1,103,507	5	$8,904	96.8%	96.8%

Non-Cluster Markets	60,178	—	—	60,178	2	$874	91.7%	91.7%

North America	14,683,477	1,358,257	221,225	16,262,959	172	$502,842	96.6%	95.1%

Asia	903,230	465,456	—	1,368,686	9	$5,508	68.0%	68.0%

Continuing Operations	15,586,707	1,823,713	221,225	17,631,645	181	$508,350	94.9%	93.5%

Properties “held for sale”	84,286	—	—	84,286	4

Total	15,670,993	1,823,713	221,225	17,715,931	185

	(1) Includes land and improvements subject to a ground lease with a client tenant aggregating 780,540 RSF. This amount has been excluded for occupancy purposes.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Page	Book Value		Square Feet		Per Square Foot	Non-Income-Producing Real Estate Assets as a Percentage of Gross Investments in Real Estate
Rental properties:
Land (related to rental properties)		$567,232
Buildings and building improvements		5,787,040
Other improvements		191,276
Rental properties		6,545,548		15,670,993		$418
Less: accumulated depreciation		(992,818)
Rental properties, net		5,552,730

Construction in progress (“CIP”)/current value-creation projects:
Current development in North America	27	562,873		944,721		596
Investment in unconsolidated joint venture	27	47,390	(1)	413,536		N/A
Current redevelopment in North America	29	34,434		221,225		156
Current development and redevelopment in Asia	43	59,540		465,456		128
		704,237		2,044,938		344	Non-Income-Producing Real Estate at March 31, 2014
Subtotal		6,256,967		17,715,931		353

Current Value-Creation Projects
51%
Near-Term Value-Creation Project at 50, 60, and 100 Binney Street
21%
Other Near-Term Value-Creation Projects in North America
8%
Future Value-Creation Projects in North America
12%
Future Value-Creation Projects in Asia
6%
Land Subject to Sale Negotiations
2%

Land/value-creation projects:
Land undergoing predevelopment activities (CIP) in North America	31	379,997		2,661,583		143
Land held for development in North America	31	191,875		3,057,431		63
Land held for development/undergoing predevelopment activities (CIP) in Asia	43	78,569		6,419,707		12
Land subject to sale negotiations	42	22,854		200,000		114
		673,295		12,338,721		55
Investments in real estate, net		6,930,262		30,054,652	(2)	$231
Add: accumulated depreciation		992,818
Gross investments in real estate		$7,923,080

(1)	Represents our investment under the equity method of accounting in the unconsolidated joint venture development project located at 360 Longwood Avenue.

(2)
Excludes approximately 1.2 million RSF attributable to embedded land parcels that were acquired in connection with the acquisition of operating properties. Including this RSF, our total asset base is 31.2 million RSF. See page 31 for additional information on our embedded land.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	26

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

All Current Value-Creation Development Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	—	388,270	388,270	386,111	99%	—	—%	386,111	99%	1Q13	1Q15	2015
499 Illinois Street/San Francisco Bay Area – Mission Bay	—	219,574	219,574	216,003	98%	3,571	2%	219,574	100%	2Q11	3Q14	2014
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	—	107,250	107,250	107,250	100%	—	—%	107,250	100%	1Q13	4Q14	2014
430 East 29th Street/Greater NYC – Manhattan	189,011	229,627	418,638	254,466	61%	33,897	8%	288,363	69%	4Q12	4Q13	2015
Consolidated development projects in North America	189,011	944,721	1,133,732	963,830	85%	37,468	3%	1,001,298	88%

Unconsolidated joint venture development project
360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	—	413,536	413,536	154,100	37%	41,400	10%	195,500	47%	2Q12	4Q14	2016

	Investment
			Cost to Complete						Unlevered
	March 31, 2014		2014		2015 and Thereafter				Initial Stabilized Yield	Initial Stabilized Yield (Cash)	Average Cash Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	$—	$199,692	$103,946	$—	$47,801	$—	$351,439	(2)	8.2%	8.0%	9.1%
499 Illinois Street/San Francisco Bay Area – Mission Bay	$—	$125,227	$—	$77,694	$—	$—	$202,921		7.2%	6.4%	7.3%
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	$—	$27,681	$23,619	$—	$—	$—	$51,300		9.3%	8.1%	9.3%
430 East 29th Street/Greater NYC – Manhattan	$167,346	$210,273	$—	$52,154	$—	$33,472	$463,245		6.5%	6.6%	7.1%
Consolidated development projects in North America	$167,346	$562,873	$127,565	$129,848	$47,801	$33,472	$1,068,905
Unconsolidated joint venture development project
100% of JV: 360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	$—	$243,916	$61,350	$1,587	$41,531	$1,616	$350,000		8.9%	8.3%	9.3%
Less: Funding from secured construction loans and JV partner capital	$—	$(196,526)	$(61,350)	$—	$(41,531)	$—	$(299,407)
ARE equity method accounting investment in 360 Longwood Avenue	$—	$47,390	$—	$1,587	$—	$1,616	$50,593
Total ARE investment	$167,346	$610,263	$127,565	$131,435	$47,801	$35,088	$1,119,498
Total 2014, 2015 and thereafter				$259,000		$82,889

(1)
We have a 27.5% equity interest in this unconsolidated joint venture. The joint venture expects the total development costs of the building to aggregate to approximately $350.0 million. As of March 31, 2014, the remaining costs to complete the development are approximately $106.1 million. The joint venture expects to fund these cost primarily from its existing $213.2 million construction loan of which $107.0 million has been drawn and is outstanding as of March 31, 2014. See further discussion of this construction loan on page 46.

We account for this investment under the equity method of accounting. Our total equity investment was $47.4 million as of March 31, 2014, and we expect to contribute an additional $3.2 million through the completion of the project. The initial stabilized yields related to this project in the above table represent our unlevered yields on our share of the gross real estate in the joint venture, including any outside real estate basis reflected in our equity investment and exclude the impact of any development and management fees. The levered returns on our equity investment are expected to be greater but will be dependent on the terms of any future permanent financing at the joint venture level.

(2)
In 3Q13, we completed the preliminary design and budget for interior improvements for use by Ariad Pharmaceuticals, Inc. (“Ariad”). Based upon our lease with Ariad, we expected an increase in both estimated NOI and estimated cost at completion, with no significant change in our estimated yields. We expect Ariad to finalize the design and budget for the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

All Current Value-Creation Development Projects in North America

Property	75/125 Binney Street	499 Illinois Street	269 East Grand Avenue
Submarket/Market	Cambridge/Greater Boston	Mission Bay/San Francisco Bay Area	South San Francisco/San Francisco Bay Area
RSF (in progress)	388,270	219,574	107,250
Project Type	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Illumina, Inc./The Regents of the University of California/Medivation, Inc.	Amgen Inc.
Photograph/ Rendering
Property	430 East 29th Street	360 Longwood Avenue
Submarket/Market	Manhattan/Greater New York City	Longwood Medical Area/Greater Boston
RSF (in progress)	229,627	413,536
Project Type	Development	Unconsolidated JV Development
Client Tenants	Roche/New York University/Others	Dana-Farber Cancer Institute, Inc.
Photograph/ Rendering

AMERICA'S
MOST
BELOVED
BALLPARK
100 YEARS
CT3 FENWAY PARK
LONGWOOD CENTER

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	28

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

All Current Value-Creation Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated redevelopment projects in North America
225 Second Avenue/Greater Boston – Route 128 (1)	—	112,500	112,500	—	—%	112,500	100%	112,500	100%	1Q14	2Q15	2015
10121 Barnes Canyon Road/San Diego – Sorrento Mesa (2)	—	53,512	53,512	53,512	100%	—	—%	53,512	100%	1Q14	3Q14	2014
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley (3)	—	55,213	55,213	41,163	75%	—	—%	41,163	75%	4Q13	2Q14	2015
Consolidated redevelopment projects in North America	—	221,225	221,225	94,675	43%	112,500	51%	207,175	94%

	Investment						Unlevered
			Cost to Complete						Initial Stabilized Yield (Cash)
Property/Market – Submarket	March 31, 2014		2014 Funding		2015 and Thereafter Funding	Total at Completion	Initial Stabilized Yield				Average Cash Yield
	In Service	CIP
Consolidated redevelopment projects in North America
225 Second Avenue/Greater Boston – Route 128	$—	$18,348	$13,535		$14,788	$46,671	TBD	(4)	TBD	(4)	TBD	(4)
10121 Barnes Canyon Road/San Diego – Sorrento Mesa	$—	$4,258	$14,015	(5)	$—	$18,273	7.7%		7.7%		8.8%
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley	$—	$11,828	$4,450		$2,072	$18,350	7.9%		7.8%		8.0%
Consolidated redevelopment projects in North America	$—	$34,434	$32,000		$16,860	$83,294

(1)	Acquired in March 2014.

(2)	Acquired in July 2013 with an in place lease. This property became vacant in 1Q14, as anticipated, allowing us the opportunity to commence the redevelopment.

(3)	Acquired in November 2013.

(4)	We expect to provide yield disclosures in the next one to two quarters.

(5)
This property is subject to a ground lease. Included in the cost to complete is an estimate of $4.4 million to complete the purchase of the fee interest in the land and improvements. We expect to complete the purchase of the land in 3Q14.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

All Current Value-Creation Redevelopment Projects in North America

Property	225 Second Avenue
Submarket/Market	Route 128/Greater Boston
RSF (in progress)	112,500
Project Type	Redevelopment
Client Tenants	TBD
Photograph/ Rendering
Property	10121 Barnes Canyon Road	11055/11065/11075 Roselle Street
Submarket/Market	Sorrento Mesa/San Diego	Sorrento Valley/San Diego
RSF (in progress)	53,512	55,213
Project Type	Redevelopment	Redevelopment
Client Tenants	ecoATM Inc.	Tandem Diabetes Care, Inc.
Photograph/ Rendering

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects and
Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Land Undergoing Predevelopment Activities (CIP)				Land Held for Development			Embedded Land (1)		Total
Property – Market	Book Value	Square Feet		Cost Per Square Foot	Book Value	Square Feet	Cost Per Square Foot	Square Feet		Book Value	Square Feet	Cost Per Square Foot
Near-term value-creation development projects
Alexandria Center™ at Kendall Square – Greater Boston:
50, 60, and 100 Binney Street	$286,015	1,062,180		$269	$3,998	150,000	$27	—		$290,013	1,212,180	$239
3013/3033 Science Park Road – San Diego (2)	25,936	176,500	(2)	147	—	—	—	—		25,936	176,500	147
5200 Illumina Way – San Diego (2)	15,565	392,983	(2)	40	—	—	—	—		15,565	392,983	40
10300 Campus Point Drive – San Diego (2)	4,703	140,000	(2)	34	—	—	—	—		4,703	140,000	34
9950 Medical Center Drive – Maryland	3,251	61,000		53	—	—	—	—		3,251	61,000	53
124 Terry Avenue North – Seattle	6,636	200,000		33	—	—	—	—		6,636	200,000	33
400/416/430 Dexter Avenue North – Seattle	12,729	253,000		50	—	—	—	—		12,729	253,000	50
1150/1165/1166 Eastlake Avenue – Seattle	16,151	106,000		152	15,248	160,266	95	—		31,399	266,266	118
6 Davis Drive – Research Triangle Park	4,804	220,000		22	—	—	—	—		4,804	220,000	22
Near-term value-creation development projects	375,790	2,611,663		144	19,246	310,266	62	—		395,036	2,921,929	135

Future value-creation development projects
Alexandria Technology Square® – Greater Boston	—	—		—	7,721	100,000	77	—		7,721	100,000	77
Grand Avenue – San Francisco Bay Area	—	—		—	43,934	397,132	111	—		43,934	397,132	111
Rozzi/Eccles – San Francisco Bay Area	—	—		—	73,004	514,307	142	—		73,004	514,307	142
Executive Drive/Other – San Diego	4,207	49,920		84	—	—	—	279,000		4,207	328,920	13
East 29th Street – Greater New York City	—	—		—	—	—	—	420,000	(3)	—	420,000	N/A
Medical Center Drive – Maryland	—	—		—	4,572	260,721	18	—		4,572	260,721	18
Research Boulevard – Maryland	—	—		—	7,076	347,000	20	—		7,076	347,000	20
Firstfield Road – Maryland	—	—		—	4,056	95,000	43	—		4,056	95,000	43
Other	—	—		—	32,266	1,033,005	31	486,000		32,266	1,519,005	21
Future value-creation development projects	4,207	49,920		84	172,629	2,747,165	63	1,185,000		176,836	3,982,085	44
Total value-creation development projects	$379,997	2,661,583		$143	$191,875	3,057,431	$63	1,185,000		$571,872	6,904,014	$83

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties, net.

(2)	See information on pre-leasing and letter of intent negotiations on page 34, 35, and 36.

(3)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 RSF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully integrated campus featuring four world-class laboratory/office and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.1 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Ground-up development of laboratory/office and tech office buildings at 50, 60, and 100 Binney Street aggregating approximately 1.0 million RSF plus residential projects aggregating 238,000 RSF. Subject to market conditions, we expect to commence development of these projects over the next one to three years as we have demand from existing tenants and demand from tenants in the market. Additionally, we anticipate financing these projects with joint venture capital.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
San Francisco Bay Area

Operating/Development Project	Near-Term Value-Creation Project

Property	500 Townsend Street
Submarket/Market	SoMa/San Francisco Bay Area
Aerial
Background
Alexandria’s 500 Townsend Street project was acquired in April 2014 and represents an expansion of our successful Mission Bay science and technology campus into the SoMa market.  The site is ideally located at the corner of Townsend and Sixth Streets, placing it within close proximity to public transportation.  The site is also adjacent to one of Interstate 280’s key arrival points into San Francisco and is only blocks from Interstate 80 and the US 101 Freeway. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 500 Townsend site, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare occurring with the digital health revolution.

Near-Term Opportunity
Ground-up development of a laboratory/office or tech office building aggregating approximately 300,000 gross square feet for either single or multi-tenancy to strategically capture strong demand from high-quality science and digital health companies in our world-class urban campus in the heart of San Francisco.  We are in the process of perfecting entitlements, marketing for lease, and subject to market conditions, plan to commence construction as soon as possible in 2015.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	ARE Spectrum
Submarket/Market	Torrey Pines/San Diego
Aerial
Background
ARE Spectrum is Alexandria’s 335,145 RSF, multi-tenant laboratory/office campus located in Torrey Pines.  The existing laboratory/office properties at 3115/3215 Merryfield Road are fully leased to The Scripps Research Institute and a high-quality industrial biotech company.

Near-Term Opportunity
At acquisition in April 2012, this site supported the ground-up development of two laboratory/office buildings 3013/3033 Science Park Road aggregating 176,500 RSF for either single or multi-tenancy with the potential that one building be retained for conversion to laboratory/office through redevelopment. In April 2014, we leased 42,047 RSF, or 43%, of 3033 Science Park Road and expect to commence redevelopment in 2Q14. Subject to market conditions, we also expect to commence ground-up construction of 3013 Science Park Road over the next one to three years as we have demand from perspective tenants.  We expect to disclose the estimated investment and yields upon commencement of ground-up development and redevelopment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	5200 Illumina Way
Submarket/Market	University Town Center/San Diego
Aerial
Background
Alexandria owns and operates the headquarters laboratory/office campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $19.1 billion as of March 31, 2014.

Near-Term Opportunity
Ground-up development of two laboratory/office buildings aggregating 392,983 RSF. We are negotiating a letter of intent with Illumina, Inc. for a new expansion building aggregating 150,000 RSF. We expect to commence construction of this building in 2014. Subject to market conditions, we also expect to commence development of additional buildings over the next one to three years as we expect expansion requirements from Illumina, Inc.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Submarket/Market	University Town Center/San Diego
Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant laboratory/office campus in University Town Center with additional developable square footage.
Near-Term Opportunity
Ground-up development of one or two laboratory/office buildings aggregating approximately 140,000 RSF. We are currently negotiating a letter of intent with an existing tenant for an expansion into the majority of a new building aggregating approximately 140,000 RSF. We expect to commence construction of this building in 2015. We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
Maryland

Operating	Near-Term Value-Creation Project

Property	9950 Medical Center Drive
Submarket/Market	Rockville/Maryland
Aerial
Background
Alexandria’s 9950 Medical Center Drive laboratory/office development is located adjacent to The Shady Grove Life Sciences Center in Rockville, Maryland, home to the U.S. government, numerous life science companies, and universities including the National Institutes of Health, Federal Drug Administration, Medimmune, and Johns Hopkins University.

Near-Term Opportunity

Ground-up development of a laboratory/office building of approximately 61,000 RSF. We have ongoing entitlement efforts for this project to potentially increase the developable square footage by 62,000 RSF for a future additional laboratory/office building.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
Seattle

Operating	Near-Term Value-Creation Project

Property	124 Terry Avenue North	Eastlake Avenue	400/416/430 Dexter Avenue North
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle	Lake Union/Seattle
Aerial
Background
Alexandria’s Terry Avenue, Eastlake Avenue, and Dexter Avenue assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity	124 Terry Avenue North	Eastlake Avenue	400/416/430 Dexter Avenue North
Ground-up mixed-use development of a laboratory/office or tech office building aggregating approximately 200,000 RSF for either single or multi-tenancy, as well as residential space.  Subject to market conditions and pre-leasing of the project, we expect to commence construction of this project in 2015.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

Ground-up development of two laboratory/office or tech office buildings aggregating 266,266 RSF for single or multi-tenancy.  Subject to market conditions, we expect to commence construction of the 1165 Eastlake Avenue East parcel over the next one to three years as we have a tenant identified for this project. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

Ground-up development of a laboratory/office or tech office building aggregating approximately 253,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Near-Term Value-Creation Development Projects
Research Triangle Park

Operating	Near-Term Value-Creation Project

Property	6 Davis Drive
Submarket/Market	Research Triangle Park/Research Triangle Park
Aerial
Background

Alexandria’s 6 Davis Drive is centrally located in the Research Triangle Park among three world-class research universities, Duke University, University of North Carolina at Chapel Hill, and North Carolina State University. The Research Triangle Park is home to numerous healthcare, life science, agricultural biotechnology, and biopharmaceutical companies such as BASF Corporation, Bayer CropScience, Biogen Idec, Eisai, Inc., Monsanto Corporation, Novartis Vaccines, and Syngenta Biotechnology, Inc.

Near-Term Opportunity
Ground-up development of laboratory/office buildings at 6 Davis Drive aggregating approximately 220,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have demand from existing tenants and demand from tenants in the market. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Actual and Projected Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Projected Construction Spending	Nine Months Ended December 31, 2014			2014 Guidance Range
Current value-creation projects in North America:
Development	$259,000
Redevelopment	32,000
Developments/redevelopments recently transferred to rental properties	38,000	(1)
Generic laboratory infrastructure/building improvement projects	39,000	(2)
Current value-creation projects in North America		368,000
Near-term value-creation projects:
Development	51,000	(3)
Redevelopment	33,000	(4)
Predevelopment	48,000	(5)
Near-term value-creation projects		132,000
Value-creation projects		500,000
Non-revenue-enhancing capital expenditures		10,000
Projected construction spending		$510,000	(6)	$480,000 – 540,000
Actual construction spending for the three months ended March 31, 2014				104,894
Guidance range for the year ended December 31, 2014				$585,000 – 645,000

(1)
Developments/redevelopments recently transferred to rental properties include certain vacancy, generally less than 10% to 20% of the project, that may require additional construction prior to occupancy. For example, our recently delivered redevelopment projects at 4757 Nexus Center Drive, 1616 Eastlake Avenue, 1551 Eastlake Avenue, and 10300 Campus Point Drive generally have 15,000 to 30,000 RSF of value-creation activities to complete in connection with the lease-up and delivery of the space.

(2)
Includes, among others, generic infrastructure building improvement projects in North America, including 300 Technology Square, 5810/5820 Nancy Ridge Drive, 8000 Virginia Manor Road, and 44 Hartwell Avenue.

(3)	Near-term value-creation development projects include, among others, 5200 Illumina Way, a residential development at the Alexandria Center™ at Kendall Square, and 6 Davis Drive.

(4)	Near-term value-creation redevelopment projects include among others, 3033 Science Park Road which was acquired in 2012.

(5)
Includes traditional preconstruction costs plus predevelopment costs related to: (i) approximately $15 million of site and infrastructure costs for the 1.2 million RSF related to 50, 60, and 100 Binney Street at the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks, and (ii) approximately $4 million related to the design, permitting, and construction drawings related to the 50 and 60 Binney Street site. The infrastructure costs related to 75/125 Binney Street are included in our estimate of cost at completion and initial stabilized yields for that project.

(6)	Projected construction spending increased by $20 million primarily due to the redevelopment of 225 Second Avenue, a 112,500 RSF redevelopment project, recently acquired in March 2014.

Actual Construction Spending	Three Months Ended March 31, 2014
Development – North America	$56,960
Redevelopment – North America	24,150
Predevelopment	8,114
Generic laboratory infrastructure/building improvement projects in North America (1)	13,002
Development and redevelopment – Asia	2,668
Total construction spending	$104,894

(1)	Includes revenue-enhancing projects and amounts shown in the table to the right related to non-revenue-enhancing capital expenditures.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Three Months Ended March 31, 2014
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$1,780	14,174,958	$0.13
Tenant improvements and leasing costs:
Re-tenanted space	$1,152	75,861	$15.19
Renewal space	2,901	372,440	7.79
Total tenant improvements and leasing costs	$4,053	448,301	$9.04

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Real Estate Acquisitions
(Dollars in thousands)
(Unaudited)

												Unlevered
Property/Market – Submarket	Type	Date Acquired	Number of Properties	Purchase Price		Loan Assumption		SF	Leased %		Negotiating %	Initial Stabilized Yield	Initial Stabilized Yield (Cash)	Average Cash Yield
3545 Cray Court/San Diego – Torrey Pines	Operating	1/30/14	1		$64,000	$40,724	(1)	116,556	100%	(2)	—%	7.2%	7.0%	7.2%
4025/4031/4045 Sorrento Valley Boulevard/ San Diego – Sorrento Valley	Operating	3/17/14	3		12,400	7,605	(3)	42,566	100%	(2)	—%	8.2%	7.8%	8.2%
225 Second Avenue/Greater Boston – Route 128	Redevelopment	3/27/14	1		16,330	—		112,500	—%		100%	TBD	TBD	TBD
500 Townsend Street/San Francisco Bay Area – SoMa	Land	4/18/14	—		50,000	—		300,000	TBD		TBD	TBD	TBD	TBD
Total			5		$142,730	$48,329

			Low		High
Acquisitions guidance range for the year ended December 31, 2014			$100,000	–	$200,000

(1)	Secured note payable with a contractual rate of 4.66% and a maturity date of January 1, 2023.

(2)	100% occupied as of March 31, 2014.

(3)	Secured note payable with a contractual rate of 5.74% and a maturity date of April 15, 2016.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Asset Sales and Other Sources of Capital
(In thousands)
(Unaudited)

Description	Year Ended December 31, 2014
Projected
Land subject to purchase and sale agreement (at estimated sales price)	$19,000
Land sales subject to negotiation (at estimated sales price)	6,000
Income-producing assets “held for sale” (at net book value) (1)	7,700
Additional non-income-producing asset sales/strategic joint venture capital (2)	112,300 – 212,300
Total projected asset sales/strategic joint venture capital for 2014	$145,000 – 245,000

(1)    See results of discontinued operations for the three months ended March 31, 2014, below.
(2)    Projected joint venture of non-income-producing assets.

Discontinued operations	Three Months Ended March 31, 2014
Total revenues	$—
Operating expenses	162
NOI from discontinued operations	(162)
Depreciation expense	—
Loss from discontinued operations	$(162)	(1)

(1)	Loss from discontinued operations, net, includes the results of operations for four operating properties that were classified as
“held for sale” as of March 31, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage	Book Value (in thousands)	Square Feet	Per Square Foot
Rental properties, net, in China	2	$948	63.7%	$56,242	471,384	$119
Rental properties, net, in India	7	4,560	72.8	52,161	431,846	121
	9	$5,508	68.0%	108,403	903,230	120

Construction in progress:
Current development projects in China				26,108	160,694	162
Current development projects in India				33,432	304,762	110
				59,540	465,456	128
Land held for future development/undergoing predevelopment activities (CIP) in India				78,569	6,419,707	12
Total investments in real estate, net, in Asia				$246,512	7,788,393	$32

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Key Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA	Fixed Charge Coverage Ratio	Unencumbered NOI as a % of Total NOI

Debt Maturity Chart		Liquidity

$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
(in millions)
$1,313
$75
Cash and Cash Equivalents
$244
Availability Under Construction Loan Commitments
$994
Availability Under $1.5 Billion Unsecured Senior Line of Credit

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Period Ending December 31,
Debt						2014	2015	2016	2017	2018	Thereafter	Total
Secured notes payable
San Diego	6.05%		4.88%	7/1/14	(3)	$6,419	$—	$—	$—	$—	$—	$6,419
San Diego	5.39		4.00	11/1/14		7,433	—	—	—	—	—	7,433
Seattle	6.00		6.00	11/18/14		180	—	—	—	—	—	180
Maryland	5.64		4.50	6/1/15		103	5,777	—	—	—	—	5,880
San Francisco Bay Area	L+1.50		1.66	7/1/15	(4)	—	46,203	—	—	—	—	46,203
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	1/1/16		1,279	1,816	75,501	—	—	—	78,596
Greater Boston, San Diego, and Greater New York City	5.82		5.82	4/1/16		697	988	29,389	—	—	—	31,074
San Diego	5.74		3.00	4/15/16		125	175	6,916	—	—	—	7,216
San Francisco Bay Area	L+1.40		1.56	6/1/16	(5)	—	—	6,419	—	—	—	6,419
San Francisco Bay Area	6.35		6.35	8/1/16		1,851	2,652	126,715	—	—	—	131,218
Maryland	2.15		2.15	1/20/17		—	—	—	76,000	—	—	76,000
Greater Boston	L+1.35		1.51	8/23/17	(6)	—	—	—	44,422	—	—	44,422
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20		1,100	1,570	1,696	1,832	1,979	106,491	114,668
San Diego	4.66		4.66	1/1/23		891	1,396	1,458	1,534	1,608	33,501	40,388
San Francisco Bay Area	6.50		6.50	6/1/37		17	18	19	20	22	751	847
Unamortized premiums						270	218	60	—	—	—	548
Secured notes payable average/subtotal	5.06%		4.98			20,365	60,813	248,173	123,808	3,609	140,743	597,511

2016 Unsecured Senior Bank Term Loan	L+1.20%		1.40	7/31/16		—	—	500,000	—	—	—	500,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		2.05	1/3/19		—	—	—	—	—	600,000	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(7)	1.25	1/3/19		—	—	—	—	—	506,000	506,000
Unsecured senior notes payable	4.60%		4.61	4/1/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23		—	—	—	—	—	500,000	500,000
Unamortized discounts						(123)	(170)	(176)	(184)	(192)	(885)	(1,730)
Unsecured debt average/subtotal			2.66			(123)	(170)	499,824	(184)	(192)	2,155,115	2,654,270
Average/total			3.09%			$20,242	$60,643	$747,997	$123,624	$3,417	$2,295,858	$3,251,781

Balloon payments						$13,722	$51,919	$743,364	$120,422	$—	$2,286,611	$3,216,038
Principal amortization						6,520	8,724	4,633	3,202	3,417	9,247	35,743
Total consolidated debt						$20,242	$60,643	$747,997	$123,624	$3,417	$2,295,858	$3,251,781

Fixed-rate/hedged variable-rate debt						$20,062	$14,440	$591,578	$3,202	$3,417	$1,789,858	$2,422,557
Unhedged variable-rate debt						180	46,203	156,419	120,422	—	506,000	829,224
Total consolidated debt						$20,242	$60,643	$747,997	$123,624	$3,417	$2,295,858	$3,251,781

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	Secured note payable was repaid on April 2, 2014.

(4)	Secured construction loan with aggregate commitments of $55.0 million. We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(5)	Secured construction loan with aggregate commitments of $36.0 million. We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(6)	Secured construction loan with aggregate commitments of $250.4 million. We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

(7)	In addition to the stated rate, the unsecured senior line of credit is subject to an annual facility fee of 0.20%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

Fixed rate/hedged and unhedged variable rate debt
	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate (1)		Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (2)	Weighted Average Remaining Term (in years)
Secured notes payable	$424,287	$173,224		$597,511	18.4%	4.98%	3.4
Unsecured senior notes payable	1,048,270	—		1,048,270	32.1	4.29	8.6
$1.5 billion unsecured senior line of credit	—	506,000		506,000	15.6	1.25	4.8
2016 Unsecured Senior Bank Term Loan	350,000	150,000		500,000	15.4	1.40	2.3
2019 Unsecured Senior Bank Term Loan	600,000	—		600,000	18.5	2.05	4.8
Total/weighted average	$2,422,557	$829,224		$3,251,781	100.0%	3.09%	5.4
Percentage of total debt	74%	26%	(1)	100%

(1)	We anticipate issuing fixed rate unsecured notes in 2014 which will reduce our unhedged variable rate debt as a percentage of total debt.

(2)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

Unconsolidated joint venture debt summary
The following table presents information related to debt held by our unconsolidated joint venture as of March 31, 2014:

Loan Collateral	ARE JV Ownership Percentage	Total Outstanding		ARE Share	Third Party Share	Maturity Date		Interest Rate
360 Longwood Avenue	27.5%	$107,011	(1)	$29,428	$77,583	4/1/2017	(2)	5.25%

(1)	Secured construction loan with an aggregate commitment of $213.2 million and bears interest at LIBOR +3.75%, with a floor of 5.25%.

(2)	We have two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	37%	≤ 60.0%	33.7%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.8x	≥ 1.50x	2.80x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	268%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	36.6%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	9.03x

Summary of interest rate swap agreements		Number of Contracts	Weighted Average Interest Pay Rate (1)	Fair Value as of 3/31/14	Notional Amount in Effect as of
Effective Date	Maturity Date				3/31/14	12/31/14	12/31/15	12/31/16
December 31, 2013	December 31, 2014	2	0.98%	$(3,090)	$500,000	$—	$—	$—
December 31, 2013	March 31, 2015	2	0.23%	(126)	250,000	250,000	—	—
March 31, 2014	March 31, 2015	4	0.21%	(48)	200,000	200,000	—	—
December 31, 2014	March 31, 2016	3	0.53%	394	—	500,000	500,000	—
March 31, 2016	March 31, 2017	3	1.40%	1,651	—	—	—	500,000
Total				$(1,219)	$950,000	$950,000	$500,000	$500,000

(1)
In addition to the interest pay rate, borrowings outstanding as of March 31, 2014, under our unsecured senior bank term loans include an applicable margin of 1.20% and borrowings outstanding under our unsecured senior line of credit include an applicable margin of 1.10%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended
(In thousands)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Net income	$40,749	$44,222	$32,453	$33,337	$30,237
Interest expense	19,123	17,783	16,171	15,978	18,020
Depreciation and amortization – continuing operations	50,421	48,084	48,866	46,344	45,829
Depreciation and amortization – discontinued operations	—	17	236	236	1,166
EBITDA	110,293	110,106	97,726	95,895	95,252
Stock compensation expense	3,228	4,011	3,729	4,463	3,349
Loss on early extinguishment of debt	—	—	1,432	560	—
(Gain) loss on sale of real estate	—	—	—	(219)	340
Gain on sale of land parcel	—	(4,052)	—	(772)	—
Impairment of investments	—	853	—	—	—
Deal costs	—	1,446	—	—	—
Adjusted EBITDA	$113,521	$112,364	$102,887	$99,927	$98,941

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate and land parcels, deal costs, and impairments provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA and Adjusted EBITDA have limitations as measures of our performance.  EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Adjusted EBITDA margins

We calculate Adjusted EBITDA margins by dividing Adjusted EBITDA by total revenues. Because our total revenues exclude revenues from discontinued operations, for the purposes of calculating the margin ratio, we exclude the Adjusted EBITDA generated by our discontinued operations for each period presented. We believe excluding Adjusted EBITDA for discontinued operations improves the consistency and comparability of the Adjusted EBITDA margins from period to period. The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended
(Dollars in thousands)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Adjusted EBITDA	$113,521	$112,364	$102,887	$99,927	$98,941
Add back: operating loss (income) from discontinued operations	162	126	(193)	(266)	(2,343)
Adjusted EBITDA – excluding discontinued operations	$113,683	$112,490	$102,694	$99,661	$96,598
Total revenues	$176,186	$168,823	$158,315	$153,930	$150,083
Adjusted EBITDA margins	65%	67%	65%	65%	64%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information (continued)
(Unaudited)

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) maintenance building improvements, and non-revenue-enhancing tenant improvements and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) stock compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of Initial Stabilized Yield (unlevered).

Capitalized interest

See Construction in Progress/Current Value-Creation Projects below for further discussion.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See page 49 for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress/current value-creation projects

Current value-creation development/current redevelopment projects

A key component of our business model is our value-creation development and redevelopment projects.  These programs are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for above-ground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic science and technology space.

We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information (continued)
(Unaudited)

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Adjusted EBITDA	$113,521	$112,364	$102,887	$99,927	$98,941

Interest expense	$19,123	$17,783	$16,171	$15,978	$18,020
Add: capitalized interest	12,013	14,116	16,788	15,690	14,021
Less: amortization of loan fees	(2,561)	(2,636)	(2,487)	(2,427)	(2,386)
Less: amortization of debt premium/discounts	(205)	(146)	(153)	(115)	(115)
Cash interest	28,370	29,117	30,319	29,126	29,540
Dividends on preferred stock	6,471	6,471	6,472	6,471	6,471
Fixed charges	$34,841	$35,588	$36,791	$35,597	$36,011
Fixed charge coverage ratio – quarter annualized	3.3x	3.2x	2.8x	2.8x	2.7x
Fixed charge coverage ratio – trailing 12 months	3.0x	2.9x	2.8x	2.7x	2.7x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of funds from operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of land parcels, impairments of investments, and deal costs, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information (continued)
(Unaudited)

Future value-creation projects

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground construction of Class A science and technology space without first securing pre-leasing for such space, except when there is significant market demand for high-quality facilities.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  We generally will not commence ground-up development of any parcels undergoing predevelopment activities without first securing pre-leasing for such space, except when there is significant market demand for high-quality facilities.  If aboveground construction is not initiated at completion predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.  The largest project included in land undergoing predevelopment consists of our 1.2 million developable square feet at the Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements. For example, site and infrastructure costs for the 1.2 million RSF primarily related to 50, 60, and 100 Binney Street of the Alexandria Center™ at Kendall Square are classified as predevelopment prior to commencement of vertical construction.

Gross assets

Gross assets are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields and initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield: reflects cash rents, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield – cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt

Net debt is equal to the sum of total consolidated debt, less cash and cash equivalents, and restricted cash.

NOI

The following table reconciles total NOI to income from continuing operations:

	Three Months Ended March 31,
	2014	2013
Total NOI (see details on page 15)	$123,679	$104,897
Other expenses:
General and administrative	13,224	11,648
Interest	19,123	18,020
Depreciation and amortization	50,421	45,829
Total other expenses	82,768	75,497
Income from continuing operations	$40,911	$29,400

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	50

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information (continued)
(Unaudited)

NOI (continued)

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into redevelopment and development, and projects delivered into operations from redevelopment and development, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented separate from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

The following table reconciles same properties to total properties for the quarter ended
March 31, 2014:

Development – current	Properties	Summary	Properties

75/125 Binney Street	1	Development – current	5

499 Illinois Street	1	Development – deliveries	1

269 East Grand Avenue	1	Redevelopment – current	5

430 East 29th Street	1	Redevelopment – deliveries	9

360 Longwood Avenue (unconsolidated JV)	1

		Development/redevelopment – Asia	5
	5

		Acquisitions in North America since January 1, 2013:
Development – deliveries since January 1, 2013	Properties

		10151 Barnes Canyon Road	1

225 Binney Street	1	407 Davis Drive	1

		150 Second Street	1

Redevelopment – current	Properties	3545 Cray Court	1

225 Second Avenue	1	4025/4031/4045 Sorrento Valley Boulevard	3

10121 Barnes Canyon Road	1

11055/11065/11075 Roselle Street	3

	5	Properties “held for sale”	4

		Total properties excluded from same properties	36

Redevelopment – deliveries since January 1, 2013	Properties

		Same properties	149
400 Technology Square	1

285 Bear Hill Road	1
		Total properties as of March 31, 2014	185
343 Oyster Point Boulevard	1

4757 Nexus Center Drive	1

1616 Eastlake Avenue	1

1551 Eastlake Avenue	1

9800 Medical Center Drive	3

	9

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	51

ALEXANDRIA REAL ESTATE EQUITIES, INC.
March 31, 2014

Definitions and Other Information (continued)
(Unaudited)

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered NOI for periods prior to the three months ended March 31, 2014, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended
(Dollars in thousands)	3/31/2014		12/31/2013	9/30/2013	6/30/2013	3/31/2013
Unencumbered NOI	$103,096		$82,267	$76,607	$74,966	$71,143
Encumbered NOI	20,583		36,664	34,024	32,687	33,754
Total NOI from continuing operations	$123,679		$118,931	$110,631	$107,653	$104,897
Unencumbered NOI as a percentage of total NOI	83%	(1)	69%	69%	70%	68%

(1)
Increase in unencumbered NOI as a percentage of total NOI in 1Q14 due to repayment of $208.7 million secured note payable related to Alexandria Technology Square ® with an effective interest rate of 5.59%.

Weighted average interest rate for capitalization

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization:

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Weighted average interest rate for capitalization	3.88%	4.09%	4.33%	4.13%	3.97%

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Weighted average shares – basic	71,072,953	70,999,987	70,900,274	66,972,892	63,161,319
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured senior convertible notes	—	—	5,470	6,146	6,146
Weighted average shares – diluted	71,072,953	70,999,987	70,905,744	66,979,038	63,167,465

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	52